Exhibit 3.31

Delaware PAGE 1 The First State I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER OF “WHOLE FOODS MARKET GROUP, INC.”, FILED IN THIS OFFICE ON THE TWENTY-FOURTH DAY OF FEBRUARY, A.D. 1997, AT 9 O’CLOCK A.M. AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF MERGER IS THE SEVENTEENTH DAY OF MARCH, A.D. 1997.  Harriet Smith Windsor Harriet Smith Windsor, Secretary of State 2249102 8100 AUTHENTICATION: 2866725 040023845 DATE: 01-13-04

STATE OF DELAWARE SECRETARY OF STATE DIVISION OF CORPORATIONS FILED 09:00 AM 02/24/1997 971059840 - 2249102 CERTIFICATE OF MERGER OF BREAD AND CIRCUS, INC. INTO WHOLE FOODS MARKET GROUP, INC. The undersigned corporation DOES HEREBY CERTIFY: FIRST: That the name and state of incorporation of each of the constituent corporations of the merger is as follows: NAME: STATE OF INCORPORATION BREAD AND CIRCUS, INC. Massachusetts WHOLE FOODS MARKET GROUP, INC. Delaware SECOND: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of Delaware. THIRD: That the name of the surviving corporation of the merger is Whole Foods Market Group, Inc., a Delaware corporation. FOURTH: That the Restated Certificate of Incorporation of Whole Foods Market Group, Inc., a Delaware corporation which is the survivor of the merger, shall be the Certificate of Incorporation of the surviving corporation. FIFTH: That an executed Agreement and Plan of Merger is on file at the principal place of business of the surviving corporation, the address of which is 6015 Executive Blvd., Rockville, Maryland 20852-3810. [ILLEGIBLE] 2143-1

SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation. SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows: Par value per Number of Number of share or statement Shares Shares that shares are Corporation Class Authorized Outstanding Without par value Bread and Circus, Inc. Common 12,500 860 No par value EIGHTH: That this Certificate of Merger shall be effective on March 17, 1997. Dated: 1/1/97 WHOLE FOODS MARKET GROUP, INC. By: [ILLEGIBLE] Glenda Flanagan, President [ILLEGIBLE] 2143-1 2